PROSPECTUS Dated                                      Pricing Supplement No. 85
April 1, 1998                                        Effective January 17, 2000

                   U.S. $1,000,000,000                           Rule 424 (b)(3)
                                                          Registration Statement
                                                                   No. 333-45015
                FORD MOTOR CREDIT COMPANY

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES

             - - - - - - - - - - - - - - -


                Interest Rate Per Annum

                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over

----------  --------------     ---------------   ----------------
01/17/2000       5.39%             5.59%             5.79%